                                                                      EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions except per share amounts)

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                           ------------------------------------
                                                             1999           1998         1997

                               BASIC
Income from continuing operations                           $ 717.4       $ 640.1       $ 428.8
Preferred stock dividends, net of taxes                        (9.9)        (10.1)        (11.3)
                                                            -------       -------       -------
      Income from continuing operations available to
      common stockholders                                     707.5         630.0         417.5
Net income from discontinued operations                          --            --          11.1
Loss on disposal of discontinued operations                      --            .7         (82.6)
Cumulative effect of changes in accounting principles            --         (17.3)        (13.2)
                                                            -------       -------       -------
Net income available to common stockholders                 $ 707.5       $ 613.4       $ 332.8
                                                            =======       =======       =======

Weighted average shares outstanding                           279.3         286.5         287.3
                                                            -------       -------       -------

BASIC EARNINGS PER SHARE:
Income from continuing operations                           $  2.53       $  2.20       $  1.45
Income from discontinued operations                              --            --          0.04
Loss on disposal of discontinued operations                      --            --         (0.28)
Cumulative effect of changes in accounting principles            --         (0.06)        (0.05)
                                                            =======       =======       =======
Net income                                                  $  2.53       $  2.14       $  1.16
                                                            =======       =======       =======

                              DILUTED
Income from continuing operations                           $ 717.4       $ 640.1       $ 428.8
Adjustments to net income:
      Assumed additional cost if ESOP shares are fully
      converted net of certain tax benefits                    (3.2)         (2.0)         (2.4)
                                                            -------       -------       -------
Diluted income from continuing operations                     714.2         638.1         426.4
Net income from discontinued operations                          --            --          11.1
Loss on disposal of discontinued operations                      --            .7         (82.6)
Cumulative effect of changes in accounting principles            --         (17.3)        (13.2)
                                                            =======       =======       =======
Diluted net income                                          $ 714.2       $ 621.5       $ 341.7
                                                            =======       =======       =======

Weighted average shares outstanding                           279.3         286.5         287.3
Add incremental shares representing:
      Shares issuable upon exercise of stock options            1.8           2.4           2.8
      Performance incentive shares issuable                      .2            .3            .3
      Shares issuable upon conversion of ESOP shares            7.1           8.0           8.1
                                                            =======       =======       =======
Weighted average number of shares as adjusted                 288.4         297.2         298.5
                                                            =======       =======       =======

DILUTED EARNINGS PER SHARE:
Income from continuing operations                           $  2.48       $  2.15       $  1.43
Income from discontinued operations                              --            --          0.04
Loss on disposal of discontinued operations                      --            --         (0.28)
Cumulative effect of changes in accounting principles            --         (0.06)        (0.04)
                                                            =======       =======       =======
Net income                                                  $  2.48       $  2.09       $  1.15
                                                            =======       =======       =======